Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information, Contact:

JUNE 26, 2013	Jim Drewitz, Investor Relations
830-669-2466

ART’S WAY MANUFACTURING CLOSES ACQUISITION OF AGRO TREND, A DIVISION OF ROJAC INDUSTRIES, INC.

Acquisition Enables The Company To Add Ag Product Mix In Canada And The U.S. And Deliver Greater Shareholder Value

ARMSTRONG, IOWA, June 26, 2013 – Art’s Way Manufacturing Co., Inc. (NASDAQ: ARTW), a leading manufacturer and distributor of agricultural machinery, equipment and services is pleased to announce they have closed the acquisition of the assets of Agro Trend, a division of Rojac Industries, Inc. of Clifford, Ontario, Canada. A new entity was formed, Art’s Way Manufacturing International, LTD. Art’s Way Manufacturing will lease the facility in Clifford, Ontario and plans on continuing manufacturing, marketing and sales from the Canadian location.

As previously announced, Rojac Industries, Inc. was to sell to Art’s Way Manufacturing Co., Inc. the operating assets of its Agro Trend Manufacturing division, an agricultural machinery distributor and manufacturer of snow blowers, trailers, and running gears. This is a strategic purchase to increase distribution of Art’s Way products into Canada. Products that are being targeted for Canadian growth would include our forage equipment, grinders, and manure spreaders.

J. Ward McConnell Jr., Chairman of the Board of Directors said, “We are pleased to complete this valuable acquisition and we believe the new product mix and dealer network in Canada will provide us with valuable operations capabilities and synergy opportunities. This acquisition provides us an international footprint and these kinds of investments are a key component of our long-term growth plan and our ability to deliver greater shareholder value”.

About Art’s Way Manufacturing, Inc.

Art's Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, crop shredding equipment, round hay balers, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, and top and bottom drive augers, as well as pressurized tanks and vessels, and modular animal confinement buildings and laboratories. After-market service parts are also an important part of the Company's business. The Company has three reporting segments: agricultural products; pressurized tanks and vessels; and modular buildings.

For More Information, Contact: Jim Drewitz, Investor Relations

830-669-2466

jim@jdcreativeoptions.com

www.jdcreativeoptions.com

Or visit the Company's website at www.artsway-mfg.com/

Cautionary Statements

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including: (i) our beliefs regarding the opportunities presented by the acquisition of Agro Trend; (ii) our expectations regarding the contributions of the Agro Trend acquisition to our long-term growth plan; (iii) our expectations regarding the sale of our products in the Canadian market; and (iv) our expectations regarding the delivery of shareholder value, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: quarterly fluctuations in results; customer demand for our products, including those produced by Agro Trend; domestic and international economic conditions; factors affecting the strength of the agricultural sector; the cost of raw materials; the management of growth; the availability of investment opportunities; unexpected problems or delays with the integration of Agro Trend operations; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. Art’s Way cautions readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.

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